Exhibit 99(h)(7)

FUND PARTICIPATION AGREEMENT

THIS AGREEMENT, made and entered into this 1 day of July, 2018 (the “Agreement”), by and among Ameritas Life Insurance Corp. of New York, organized under the laws of the State of New York (“Company”), on behalf of itself and each separate account of the Company named in Schedule A to this Agreement, as may be amended from time to time (each such separate account being hereinafter referred to as a “Separate Account” and, collectively, as the “Separate Accounts”); Value Line Centurion Fund, Inc., an open-end diversified, management investment company organized under the laws of the State of Maryland, Value Line Funds Variable Trust, a Massachusetts business trust, with respect to its two series: Value Line Strategic Asset Management Trust and Value Line VIP Equity Advantage Fund (hereinafter the “Fund” or “Funds”); EULAV Asset Management , a Delaware statutory trust and investment adviser to the Fund (the “Adviser”); and _EULAV Securities LLC , a Delaware Limited Liability corporation and principal underwriter/distributor of the Fund (the “Distributor”).

WHEREAS, the Fund engages in business as an open-end diversified, management investment company and was established for the purpose of serving as the investment vehicle for separate accounts established for variable life insurance contracts and variable annuity contracts (collectively, the “Variable Insurance Products”) to be offered by insurance companies that have entered into participation agreements with the Fund substantially similar to this Agreement (“Participating Insurance Companies”); and

WHEREAS, beneficial interests in the Fund are divided into several series of shares, each representing the interest in a particular managed portfolio of securities and other assets (each, a “Fund” and collectively, the “Funds”), and each Fund is divided or may be divided into one or more classes of shares (each a “Class” and collectively, the “Classes”); and

WHEREAS, although the Fund has obtained an order from the Securities and Exchange Commission (“SEC”), granting Participating Insurance Companies and variable annuity and variable life insurance separate accounts exemptions from the provisions of Sections 9(a), 13(a), 15(a) and 15(b) of the Investment Company Act of 1940, as amended (“1940 Act”), and Rules 6e-2(b)(15) and 6e-3(T)(b)(15) hereunder, to the extent necessary to permit shares of the Fund to be sold to and held by variable annuity and variable life insurance separate accounts of life insurance companies that may or may not be affiliated with one another and qualified pension and retirement plans (“Qualified Plans”) (“Mixed and Shared Funding Exemptive Order”), the Fund relies upon Guidance Update No. 2014-10 of the SEC’s Division of Investment Management which states that a mutual fund which previously obtained a Mixed and Shared Funding Exemptive Order is not required to comply with the terms and conditions thereof to the extent that the exemptions granted thereunder are not relied upon by the Participating Insurance Companies; and

WHEREAS, the Fund is registered as an open-end management investment company under the 1940 Act and shares of the Fund(s) are registered under the Securities Act of 1933, as amended (“1933 Act”); and

WHEREAS, the Adviser is duly registered as an investment adviser under the Investment Advisers Act of 1940, as amended, and any applicable state securities laws; and

WHEREAS, the Distributor is duly registered as a broker-dealer under the Securities Exchange Act of 1934, as amended (“1934 Act”) and is a member in good standing of the Financial Industry Regulatory Authority (“FINRA”); and

WHEREAS, the Company, as depositor, has established the Separate Accounts to serve as investment vehicles for certain unregistered group variable annuity contracts and funding agreements offered by the Company set forth on Schedule A (“Contracts”); and

WHEREAS, the Company’s Separate Accounts, Contracts, and interests therein are exempt from registration under the 1933 Act and 1940 Act; and

WHEREAS, each Separate Account is a duly organized, validly existing segregated asset account, established by resolution of the Board of Directors of the Company under the insurance laws of its state of incorporation to set aside and invest assets attributable to the Contracts; and

WHEREAS, to the extent permitted by applicable insurance laws and regulations, the Company intends to purchase shares in the Fund(s) listed in Schedule B hereto (the “Designated Fund(s)”), on behalf of the Separate Accounts to fund the Contracts, and the Fund is authorized to sell such shares to unit investment trusts, such as the Separate Accounts, at net asset value; and

WHEREAS, to the extent permitted by applicable insurance laws and regulations, the Separate Accounts also intend to purchase shares in other open-end investment companies or series thereof not affiliated with the Fund (“Unaffiliated Funds”) to fund the Contracts.

NOW, THEREFORE, in consideration of their mutual promises, the Company, the Fund, the Adviser, and the Distributor agree as follows:

ARTICLE I.—SALE OF FUND SHARES

1.1	The Distributor agrees to sell to the Company those shares of the Designated Funds and Classes that the Company orders on behalf of each Separate Account, executing such orders on a daily basis at the net asset value (and with no sales charges) next computed as set forth in the applicable prospectus of the Designated Fund after receipt and acceptance by the Fund or its designee of the orders for the shares of the Classes of the Designated Funds. For purposes of this Article I, the Company will be designee of the Fund solely for the purpose of receiving such orders from each Separate Account and receipt by such designee will constitute receipt by the Fund, provided that the Company provides the Fund with purchase orders in compliance with Article I of this Agreement. The Fund agrees to redeem, upon the Company’s request, any full or fractional shares of a Class of a Designated Fund held by the Company, executing such requests on a daily basis at the net asset value next computed after receipt and acceptance by the Fund or its designee. For purposes of this Article I, the Company will be the designee of the Fund solely for the purpose of receiving request for redemption from each Separate Account and receipt by such designee will constitute receipt by the Fund, provided that the Company provides the Fund with a redemption request in compliance with Article I of this Agreement.

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1.2	Transactions in Shares of Designated Funds

Purchases and redemptions of shares of Designated Funds processed through the National Securities Clearing Corporation (“NSCC”) shall comply with the following procedure:

Transactions Processed through NSCC

(i)	Transmission of Instructions For each Class of each Designated Fund and for each Separate Account maintained by the Company with such Designated Fund, the Company shall transmit to National Securities Clearing Corporation (“NSCC”) (which shall forward the information to the Fund or its designated affiliate), a daily net purchase or net redemption expressed in dollars via NSCC’s DCC&S System but not more than two aggregate purchase orders as follows:

(1)	a purchase order for the Separate Accounts expressed in dollars (sent via NSCC’s DCC&S System); and

(2)	a purchase order for the Separate Accounts expressed in shares (sent via NSCC’s DCC&S System);

and no more than two aggregate redemption orders as follows:

(1)	a redemption order for the Separate Accounts expressed in dollars (sent via NSCC’s DCC&S System); and

(2)	a redemption order for the Separate Accounts expressed in shares (sent via NSCC’s DCC&S System);

each of which reflects the aggregated effect of all purchase and all redemptions of shares of a Class of a Designated Fund in such categories, based upon instructions from each Separate Account (collectively, “Instructions”) received prior to the Close of Trading on a given Business Day (“Trade Date”). “Close of Trading” shall mean 4:00 p.m. Eastern Time on a Business Day or such other time as the net asset value of a Designated Fund is calculated, as disclosed in the then current prospectus(es) of the Designated Funds. “Business Day” shall mean, unless otherwise noted in this Agreement, any day on which the New York Stock Exchange (the “NYSE”) is open for trading and on which a Designated Fund calculates its net asset value pursuant to the rules of the Securities and Exchange Commission (“SEC”) and consistent with the disclosure in the Designated Fund’s prospectus.

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On any given Business Day, the Company shall accept Instructions in proper form from a Separate Account up to the Close of Trading, but in no event shall the Company accept Instructions that have been received by the Company after the Close of Trading on such Business Day. Instructions received in proper form by the Company after the Close of Trading on any Business Day shall be treated as if accepted on the next following Business Day. Each transmission of Instructions by the Company will constitute a representation that all purchase and redemption orders from the Separate Accounts were received by the Company prior to 4:00 p.m. Eastern Time or the close of the NYSE, whichever is earlier, on the Business Day on which the purchase or redemption orders are transmitted, in accordance with Rule 22c-1 under the 1940 Act.

(ii)	Transmission Deadlines for the Separate Accounts The transmission of Instructions for the Separate Accounts will be accepted by the Fund only if provided through NSCC’s DCC&S System in accordance with the DCC&S cycle file on the next Business Day following the Trade Date. Any information delivered to the Fund after the DCC&S cycle file deadline will be rejected by the Fund or its designated affiliate, subject to the Fund’s sole discretion to accept any trade.

In the event that NSCC systems are not functioning on a given Business Day, the Company may transmit Instructions to the Fund, its designated affiliate or as otherwise directed by the Fund via facsimile by 8:00 a.m. Eastern Time on the next Business Day following the Trade Date. The Fund and its designated affiliate will use commercially reasonable efforts to process those Instructions in a mutually satisfactory manner.

(iii)	Settlement Purchase and redemption transactions shall be settled in accordance with NSCC rules and procedures.

In the event that NSCC systems are not functioning on a given Business Day (1) for net purchase Instructions, the Company shall wire payment, or arrange for payment to be wired by the Company’s designated bank, in immediately available funds, to the Designated Fund’s custodial account at the Fund’s custodian by 3:00 p.m. Eastern Time on the Business Day that the net purchase Instruction is received by the Fund; and (2) for net redemption Instructions, the Fund or its designated affiliate shall wire payment, or arrange for payment to be wired, in immediately available funds, to an account designated by the Company in writing by 3:00 p.m. Eastern Time on the Business Day the Fund receives notice of the redemption request for such shares from the Company.

The Fund reserves the right to delay payment of redemption proceeds, but in no event may such payment be delayed longer than the period permitted under Section 22(e) of the 1940 Act. The Fund will not bear any responsibility whatsoever for the proper disbursement or crediting of redemption proceeds to individual Contract holders, the Company alone will be responsible for such action.

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(iv)	Errors The Company shall be solely responsible for the accuracy of any Instruction the Company transmitts to the Fund or its designated affiliate via NSCC systems or otherwise, and the transmission of such Instruction shall constitute the Company’s representation to the Fund that the Instruction is accurate, complete and duly authorized by the Separate Accounts that are purchasing or redeeming shares of the Designated Fund. The Company shall assume responsibility for any loss to the Fund, the Designated Funds or their designated affiliate caused by a cancellation or correction made subsequent to the date as of which an Instruction has been placed resulting directly from inaccurate information provided by the Company, and the Company will immediately pay such loss to the Fund, its designated affiliate or such Designated Fund(s) upon notification.

Each Party shall notify the other Parties of any errors or omissions in any information and interruptions in or delay or unavailability of, the means of transmittal of any such information as promptly as possible.

If the Fund provides the Company materially incorrect net asset value per share information (as determined under SEC guidelines), that Company and the Fund shall be entitled to an adjustment to the number of shares purchased or redeemed to reflect the correct net asset value per share. Any material error in the calculation or reporting of net asset value per share, dividend, or capital gain information shall be reported to the Company promptly upon discovery by the Fund. The Fund shall be responsible for any material costs the Company has incurred in process of correcting such error. In no event, however, will the Fund be liable for material errors in calculating or reporting net asset values where such errors are the result of information supplied by the Company or persons under its control.

1.3	The Fund agrees to make shares of the Designated Funds available indefinitely for purchase at the applicable net asset value per share by the Company on behalf of the Separate Accounts on those days on which the Fund calculates the net asset value of each Designated Fund pursuant to rules of the SEC; provided, however, that the Fund’s Board (the “Board”) may refuse to sell shares of any Designated Fund to any person, or suspend or terminate the offering of shares of any Designated Fund if such action is required by law or by regulatory authorities having jurisdiction or is, in the sole discretion of the Board acting in good faith and in light of their fiduciary duties under federal and any applicable state laws, necessary in the best interests of the shareholders of such Designated Fund, including without limitation, for market timing by Contract owners. In such event, the Fund shall promptly provide notice to the Company.

1.4	The Fund and the Distributor agree that shares of the Designated Funds on Schedule B will be sold only to Participating Insurance Companies and their separate accounts, Qualified Plans or such other persons as are permitted under applicable provisions of the Internal Revenue Code of 1986, as amended (the “Code), and regulations promulgated thereunder, the sale of which will not impair the tax treatment currently afforded the Contracts. No shares of any Designated Fund on Schedule B will be sold directly to the general public or to individual retirement accounts or similar accounts.

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1.5	The Fund will not sell shares of any Designated Fund to any insurance company or separate account unless an agreement containing provisions substantially similar to those in Sections 2.1, 2.2 and 2.4 of Article II, Section 3.4 of Article III, Sections 4.4 and 4.5 of Article IV, Section 6.1 of Article VI (as modified by Section 6.2 thereof) and Article VII of this Agreement are in effect to govern such sales.

1.6	The Company agrees to purchase and redeem the shares of the Designated Funds offered by the then current prospectus of the relevant Designated Fund in accordance with the provisions of such prospectus including specifically, and without in any way limiting other provisions of the prospectus, that the Company will only send to the Fund to receive a given Business Day’s net asset value those orders it received from Contract holders prior to Close of Trading. The Fund reserves the right to redeem in-kind to pay for redemptions with portfolio securities under certain conditions. In such event, the Fund shall promptly notify the Company.

1.7	Issuance and transfer of the shares of the Designated Funds will be by book entry only. Share certificates will not be issued to the Company or to any Separate Account. Purchase and redemption orders for shares of the Designated Funds will be recorded in an appropriate title for each Separate Account or the appropriate sub-account of each Separate Account.

1.8	The Fund will furnish notice to the Company as soon as reasonably practicable of the declaration of any income, dividends or capital gain distributions payable on each Designated Fund’s shares. The Company, on its own behalf and on behalf of each Separate Account, hereby elect to receive all such income, dividends and distributions as are payable on a Designated Fund’s shares in the form of additional shares of that Designated Fund at the ex-dividend date net asset values. The Company reserves the right to revoke this election upon prior reasonable written notice to the Fund and to receive all such dividends and distributions in cash. The Fund will notify the Company promptly of the number of shares so issued as payment of such dividends and distributions.

1.9	The Fund will make the net asset value per share for each Designated Fund available to the Company via electronic means on a daily basis as soon as reasonably practical after the net asset value per share is calculated and will use its best efforts to make such net asset value per share and any income, dividends or capital gain distributions available by 7:00 p.m., Eastern Time, each Business Day.

ARTICLE II.—REPRESENTATIONS AND WARRANTIES

2.1	The Company represents and warrants that the securities deemed to be issued by the Separate Accounts under the Contracts are or will be registered under 1933 Act, or are exempt from registration thereunder, and that the Contracts will be issued and sold in compliance with all applicable federal and state laws, rules and regulations (collectively, “laws”). The Company further represents and warrants that: (i) it is an insurance company duly organized and in good standing under applicable law; (ii) it has legally and validly established each Separate Account as a segregated asset account under the Insurance Laws of the State of its incorporation; (iii) each Separate Account is or will be registered as a unit investment trust in accordance with the provisions of the 1940 Act to serve as a segregated investment account for the Contracts, or is excluded from registration thereunder, and will comply in all material respects with the provisions of the 1940 Act, to the extent applicable; and (iv) it will maintain any required registration contemplated by the preceding clause (iii) for so long as any Contracts are outstanding.

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2.2	Subject to the Fund’s representations in Article III, the Company represents and warrants that the Contracts are currently and at all times will be treated as annuity contracts and/or life insurance policies (as applicable) under applicable provisions of the Code, and that it will maintain such treatment and that it will notify the Fund, the Adviser and the Distributor immediately upon having a reasonable basis for believing that the Contracts have ceased to be so treated or that they might not be so treated in the future. In addition, the Company represents and warrants that each Separate Account is a “segregated asset account” and that interests in the Separate Account are offered exclusively through the purchase of or transfer into a “variable contract” within the meaning of such terms under Section 817 of the Code and regulations thereunder. The Company will cause such definitional requirements to be met at all times and it will notify the Fund, the Adviser and the Distributor immediately upon having a reasonable basis for believing that such requirements have ceased to be met or that they might not be met in the future. The Company agrees that any prospectus offering a Contract that is a “modified endowment contract” as that term is defined in Section 7702A of the Code (or any successor or replacement provision) will identify such Contract as a modified endowment contract.

2.3	The Company represents and warrants that it will not purchase shares of the Designated Fund(s) with assets derived from tax-qualified retirement plans except, indirectly, through Contracts purchased in connection with such plans.

2.4	The Company represents and warrants that it will maintain policies and procedures reasonably designed to identify and prevent its Contract holders from engaging in market timing transactions to the detriment of long-term investors in a Designated Fund. The Company further represents and warrants that pursuant to Rule 22c-2 under the 1940 Act, it will provide the information and take the actions described in Schedule C of this Agreement.

2.5	The Fund represents and warrants that shares for the Designated Funds(s) sold pursuant to this Agreement will be registered under the 1933 Act and duly authorized for issuance in accordance with applicable law and that the Fund is and will remain registered as an open-end, management investment company under the 1940 Act for as long as such shares of the Designated Fund(s) are sold. The Fund will amend the registration statement for its shares under the 1933 Act and itself under the 1940 Act from time to time as required under applicable law in order to effect the continuous offering of its shares.

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2.6	The Fund and the Adviser each represents and warrants that it will comply with any applicable state insurance laws or regulations as they may apply to the investment objectives, policies and restrictions of the Designated Funds. The Fund and the Distributor each represents and warrants that it will ensure that the Designated Funds’ shares will be sold in compliance with all applicable state insurance and securities laws. The Company and the Fund will mutually cooperate with each other with respect to the implementation of any modifications necessitated by any change in state insurance laws, regulations or interpretations of the foregoing that affect the Designated Funds (a “Law Change”) and upon knowledge of a Law Change, notify the other such party. In the event of a Law Change, the Fund agrees that, except in those circumstances where the Fund has advised the Company that implementation of a Law Change is not in the best interests of all of the Fund’s shareholders with an explanation regarding why such action is lawful, any action required by a Law Change will be taken. The Fund makes no other representation as to whether any aspect of its operations (including, but not limited to, fees and expenses, and investment policies) complies with the insurance laws or regulations of any state. The Fund and the Adviser agree that they will furnish the information reasonably required by state insurance laws to assist the Company in obtaining the authority needed to issue the Contracts in various states.

2.7	The Fund represents and warrants that, to the extent that any Class of a Designated Fund finances distribution expenses pursuant to Rule 12b-1 under the 1940 Act, the Fund undertakes to have the Board, a majority of whom are not “interested” persons of the Fund, formulate and approve any plan under Rule 12b-1, and to otherwise comply with any then current SEC and SEC staff interpretations concerning Rule 12b-1.

2.8	The Fund represents that it is validly existing under the laws of the State in which it is organized and that it does and will comply in all material respects with applicable provisions of the 1940 Act, 1934 Act and 1933 Act.

2.9	The Fund represents and warrants that all of its directors, officers, employees, investment advisers, and other individuals/entities having access to the funds and/or securities of the Fund are and will continue to be at all times covered by a blanket fidelity bond or similar coverage for the benefit of the Fund in an amount not less than the minimal coverage as required currently by Rule 17g-1 of the 1940 Act or related provisions as may be promulgated from time to time. The aforesaid bond includes coverage for larceny and embezzlement and is issued by a reputable bonding company.

2.10	The Company represents and warrants that all of its directors, officers, employees, and other individuals/entities employed by them who have access to the funds or securities of the Separate Accounts are covered by a blanket fidelity bond or similar coverage in an amount not less than $5 million. The aforesaid bond includes coverage for larceny and embezzlement and is issued by a reputable bonding company. The Company agrees to hold for the benefit of the Fund and to pay to the Fund any amounts lost from larceny, embezzlement or other events covered by the aforesaid bond to the extent such amounts derive from activities described in this Agreement. The Company agrees to make all reasonable efforts to keep this bond or another bond containing these provisions in effect, and agrees to notify the Fund in the event that such coverage no longer applies.

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2.11	The Adviser represents and warrants that: (i) it is duly registered as an investment adviser under the Investment Advisers Act of 1940, as amended, and all applicable state securities acts, and will remain duly registered under all applicable federal and state securities laws; and (ii) it will perform its obligations for the Fund in accordance in all material respects with the laws of the State of New York and any applicable state and federal securities laws.

2.12	The Distributor represents and warrants that it: (i) is registered as a broker-dealer under the 1934 Act and will remain duly registered under all applicable federal and state securities laws; (ii) is a member in good standing of FINRA; (iii) serves as principal underwriter/distributor of the Fund; and (iv) will perform its obligations for the Fund in accordance in all material respects with the laws of the State of New York and any applicable state and federal securities laws.

ARTICLE III.—FUND COMPLIANCE

3.1	Subject to the Company’s representations and warranties in Sections 2.1 and 2.2 hereof, the Fund, the Distributor and the Adviser each represents and warrants that the Fund will at all times sell its shares and invest its assets in such a manner as to ensure that the Contracts will be treated as annuity contracts under the Code, and the regulations issued thereunder. Specifically for further clarification of the foregoing, the Fund and Adviser each represents and warrants that the Fund and each Designated Fund thereof will at all times comply with Section 817(h) of the Code and Treasury Regulation §1.817-5, as amended from time to time, and any Treasury interpretations thereof, relating to the diversification requirements for variable annuity, endowment, or life insurance contracts and with Section 817(d) of the Code, relating to the definition of a “variable contract” and any amendments or other modifications or successor provisions to such Sections or Regulations or any other applicable Code requirements. In the event of a breach of this Article III by the Fund, the Fund, Distributor, and Adviser will take all steps necessary to: (a) notify the Company of such breach, and (b) adequately diversify the Fund or Designated Fund so as to achieve compliance within the 30-day grace period afforded by Regulation 1.817-5.

3.2	The Fund and the Distributor each represents and warrants that shares of the Designated Funds will be sold only to Participating Insurance Companies, their separate accounts, Qualified Plans, and any other persons eligible to purchase the Designated Fund; provided, that the purchase of shares by such persons would not preclude the Company from “looking through” to the investments of each Designated Fund in which it invests, pursuant to the “look through” rules set forth in Treasury Regulation 1.817-5. No shares of any Designated Fund will be sold to the general public.

3.3	The Fund represents and warrants that each Designated Fund is currently qualified as a Regulated Investment Company under Subchapter M of the Code, and that the Fund will maintain such qualification (under Subchapter M or any successor or similar provision) and that the Fund will notify the Company immediately upon having a reasonable basis for believing that any Designated Fund has ceased to so qualify of that it might not so qualify or that it might not so qualify in the future.

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3.4	Without in any way limiting the effect of Sections 8.2 and 8.3 hereof, and without in any way limiting or restricting any other remedies available to the Company, the Distributor and/or Adviser will pay all costs associated with or arising out of any failure, or any anticipated or reasonably foreseeable failure, of the Fund or any Designated Fund to comply with Section 3.1, 3.2 or 3.3 hereof, including all costs associated with reasonable and appropriate corrections or responses to any such failure; such costs may include, but are not limited to, the costs involved in creating, organizing and registering a new investment company as a funding medium for the Contracts and/or the costs of obtaining whatever regulatory authorizations are required to substitute shares or another investment company for those of the failed Designated Fund (including but not limited to an order pursuant to Section 26(b) of the 1940 Act); such costs are to include, but are not limited to, reasonable fees and expenses of legal counsel and other advisers to the Company and any federal income taxes or tax penalties and interest thereon (or “toll charges” or exactments or amounts paid in settlement) incurred by the Company with respect to itself or its Contract owners in connection with any such failure or anticipated or reasonably foreseeable failure.

3.5	The Fund agrees to provide the Company with a certificate or statement indicating compliance by each Fund of the Fund with Section 817(h) of the Code, such certificate or statement to be sent to the Company no later than thirty (30) days following the end of each calendar quarter.

ARTICLE IV.—PROSPECTUS AND PROXY STATEMENTS; VOTING

4.1	The Fund or the Distributor will provide the Company with as many copies of the current Fund prospectus and any supplements thereto for the Designated Funds as the Company may reasonably request for distribution to Contract owners at the time of Contract fulfillment and confirmation. To the extent that the Designated Funds are one or more of several funds or series of the Fund, the Fund shall be obligated to provide the Company only with disclosure related to the Designated Funds. The Fund will provide the copies of said prospectus to the Company or to its mailing agent. If requested by the Company, in lieu thereof, the Fund or the Distributor will provide such documentation, including a final copy of a current prospectus set in type or camera ready or electronic format and other assistance as is reasonably necessary in order for the Company at least annually (or more frequently if the Fund prospectus is amended more frequently) to have any new prospectus for the Contracts, as applicable, and the Fund’s new prospectus printed together. The Fund or the Distributor will, upon request, provide the Company with a copy of the Fund’s prospectus through electronic means to facilitate the Company’s efforts to provide Fund prospectuses via electronic delivery. Expenses associated with providing such documentation shall be allocated in accordance with Article VI of this Agreement.

4.2	The Fund’s prospectus will state that a Statement of Additional Information (“SAI”) for the Fund is available, and will disclose how investors may obtain the SAI.

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4.3	The Fund, the Distributor or the Adviser will provide the Company or its mailing agent with copies of its proxy material, if any, with respect to the Designated Funds, reports to shareholders/Contract owners and other communications to shareholders/Contract owners in such quantity as the Company will reasonably require with expenses to be borne in accordance with Article VI of this Agreement. The Company will distribute this proxy material, reports and other communications to existing Contract owners as may be required by the terms of the Contracts. If requested by the Company, the Fund, the Distributor or the Adviser shall provide an electronic copy of such documentation in a format suitable to posting on a website maintained by or on behalf of the Company.

4.4	If and to the extent required by law, the Company will:

(a)	solicit voting instructions from Contract owners;

(b)	vote the shares of Designated Funds held in the Separate Accounts in accordance with instructions received from Contract owners; and

(c)	vote shares of Designated Funds held in the Separate Accounts for which no timely instructions have been received from the Company’s Contract owners in the same proportion as shares of the Designated Funds for which instructions have been received from Contract owners, so long as and to the extent that the SEC continues to interpret the 1940 Act to require pass-through voting privileges for Contract owners. The Company reserves the right to vote shares of the Designated Funds held in any segregated asset account in its own right, to the extent permitted by law. The Company will be responsible for assuring that the Separate Accounts calculate voting privileges in a manner consistent with all legal requirements and the Mixed and Shared Funding Order, as described in Section 7.1.

4.5	The Fund will comply with all provisions of the 1940 Act requiring voting by shareholders and, in particular, the Fund will either provide for annual meetings (except insofar as the SEC may interpret Section 16 of the 1940 Act not to require such meetings) or, as the Fund currently intends, comply with Section 16(c) of the 1940 Act (although the Fund is not one of the Funds described in Section 16(c) of that Act) as well as with Sections 16(a) and, if and when applicable, 16(b). Further, the Fund will act in accordance with the SEC’s interpretation of the requirements of Section 16(a) with respect to periodic elections of directors and with whatever rules the SEC may promulgate with respect thereto.

ARTICLE V.—SALES MATERIAL AND INFORMATION

5.1	The Company will furnish, or will cause to be furnished, to the Fund or its designee, each piece of sales literature or other promotional material in which the Fund, the Adviser or the Distributor is named. No such material will be used until approved by the Fund or the Distributor. The Fund or its designee reserves the right to object reasonably to the continued use of any such sales literature or other promotional material in which the Fund (or any Designated Fund), the Adviser, any sub-adviser or the Distributor is named and no such material shall be used if the Fund or its designee so objects within five (5) business days after receipt of such material.

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5.2	The Company will not give any information or make any representations or statements on behalf of the Fund or concerning the Fund or any Designated Fund in connection with the sale of the Contracts other than the information or representations contained in the registration statement, prospectus or SAI for shares of the Designated Funds, as such registration statement, prospectus and SAI may be amended or supplemented from time to time, or in reports or proxy statements for the Designated Funds, or in sales literature or other material provided by the Fund, the Adviser or the Distributor, except with permission of the Fund, the Adviser or the Distributor. The Fund, the Adviser or the Distributor agree to respond to any request for approval on a prompt and timely basis.

5.3	The Fund, the Adviser or the Distributor, or a designee, will furnish, or will cause to be furnished, to the Company or its designee, each piece of sales literature or other promotional material in which the Company or any Separate Account is named, prior to its use. The Company or its designee reserves the right to object reasonably to the continued use of any such sales literature or other promotional material in which the Company or its designee is named and no such material shall be used if the Company or its designee so objects within five (5) business days after receipt of such material.

5.4	The Fund, the Adviser or the Distributor will not give any information or make any representations or statements on behalf of the Company or concerning the Company, any Separate Account, or the Contracts other than the information or representations contained in a registration statement, prospectus or SAI for the Contracts, as such registration statement, prospectus and SAI may be amended or supplemented from time to time, or in published reports for each Separate Account or the Contracts which are in the public domain or approved by the Company for distribution to Contract owners, or in sales literature or other material provided by the Company, except with permission of the Company. The Company agrees to respond to any request for approval on a prompt and timely basis.

5.5	The Fund will provide to the Company at least one complete copy of all registration statements, prospectuses, SAIs, reports, proxy statements, sales literature and other promotional materials, applications for exemptions, requests for no-action letters, and all amendments to any of the above, that relate to the Fund or shares of the Designated Funds, promptly after filing of such document with the SEC or the FINRA or contemporaneously with the first use or public availability of such documents.

5.6	The Company will provide to the Fund at least one complete copy of any definitive prospectuses, definitive SAIs, and reports as may be required by applicable laws, and solicitations for voting instructions, sales literature and other promotional materials, applications for exemptions, requests for no-action letters, and all amendments to any of the above, that relate to any Contract or any Separate Account (collectively, “Contract Materials”), contemporaneously with the filing of each such document with the SEC or the FINRA (except that with respect to post-effective amendments to such prospectuses and SAIs and sales literature and promotional material, only those prospectuses and SAIs and sales literature and promotional material that relate to or refer to the Fund or any Designated Fund will be provided). In addition, the Company will provide to the Fund at least one complete copy of (i) any registration statement that relates to the Contracts or any Separate Account, containing representative and relevant disclosure concerning the Fund; and (ii) any post-effective amendments to any registration statements relating to the Contracts or such Separate Account that refer to or relate to the Fund or any Designated Fund. The Company shall provide to the Fund and the Distributor copies of any written complaints received from Contract owners pertaining to the Fund or any Designated Fund.

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5.7	For purposes of this Article V, the phrase “sales literature or other promotional material” includes, but is not limited to, advertisements (such as material published, or designed for use in, a newspaper, magazine, or other periodical, radio, television, telephone or tape recording, videotape display, signs or billboards, motion pictures, or other public media, (i.e., on-line networks such as the Internet or other electronic messages)), sales literature (i.e., any written communication distributed or made generally available to customers or the public, including brochures, circulars, research reports, market letters, form letters, seminar texts, reprints or excerpts of any other advertisement, sales literature, or published article), educational or training materials or other communications distributed or made generally available to some or all agents or employees, registration statements, prospectuses, SAIs, shareholder reports, and proxy materials and any other material constituting sales literature or advertising under the FINRA Conduct Rules, the 1933 Act or the 1940 Act.

5.8	The Fund, the Adviser and the Distributor hereby consent to the Company’s use of their respective names as well as the names of the Designated Funds in connection with marketing the Contracts, subject to the terms of Sections 5.1 or 5.2 of this Agreement. The Fund, the Adviser and the Distributor hereby consent to the use of any trademark, trade name, service mark or logo used by the Fund, the Adviser and the Distributor, subject to the Fund’s, the Adviser’s and/or the Distributor’s approval of such use and in accordance with reasonable requirements of the Fund, the Adviser or the Distributor. Such consent will terminate with the termination of this Agreement. The Company agrees and acknowledges that the Fund, the Adviser or the Distributor is the owner of the name, trademark, trade name, service mark and logo and that all use of any designation comprised in whole or in part of the name, trademark, trade name, service mark and logo under this Agreement shall inure to the benefit of the Fund, Adviser and/or Distributor.

5.9	The Company agrees to adopt and implement procedures reasonably designed to ensure that information concerning the Fund, the Adviser or the Distributor and their respective affiliated companies, that is intended for use only by brokers or agents selling the Contracts (i.e., information that is not intended for distribution to Contract owners or prospective Contract owners) is properly marked as “Not For Use With The Public” or “For Broker-Dealer Use Only” and that such information is only so used.

ARTICLE VI.—FEES, COSTS AND EXPENSES

6.1	The Fund, Distributor and Adviser shall pay no fee or other compensation to the Company under this Agreement and the Company shall pay no fee or other compensation to the Fund, Distributor or Adviser under this Agreement, although the Parties hereto will bear certain expenses in accordance with this Agreement.

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6.2	Each party shall, in accordance with the allocation of expenses specified in this Agreement, reimburse other parties for expenses initially paid by one party but allocated to another party. In addition, nothing herein shall prevent the parties hereto from otherwise agreeing to perform and arranging for appropriate compensation for (i) for distribution and shareholder-related services under a plan adopted in accordance with Rule 12b-1 under the 1940 Act (“12b-1 Plan”) and (ii) other services that are not primarily intended to result in the sale of shares of the Designated Funds, which are provided to Contract owners relating to the Designated Funds.

(a)	In accordance with the foregoing and subject to Section 6.2(c), the Distributor appoints the Company to provide certain services to Contract owners who, through the Separate Account, beneficially invest in shares of a Class of a Designated Fund that pays a fee (“12b-1 Fee”) under a 12b-1 Plan. The Company represents and warrants that the value of the services the Company is providing in consideration of its portion of the 12b-1 Fee is at least equal to the amount of such payment from the Distributor, and that none of such services are duplicative of services the Company is already obliged or compensated to provide to such Contract owners.

(b)	In consideration of the services, the Distributor agrees to pay to the Company a fee, calculated separately for each Class of a Designated Fund with a 12b-1 Plan, based on the average daily net asset value of the Fund attributable to shares of such Class held in the Separate Account, at the annualized rate of 0.25%. The payment under this paragraph shall be calculated and accrued daily and will be paid annually upon receipt of your invoice by the Distributor. The Company agrees to furnish the Distributor with such information as shall reasonably be requested by the Distributor, the Adviser or the Directors or Trustees of the Fund with respect to 12b-1 Fee paid to the Company pursuant to this Section on behalf of each Class. Without limiting the foregoing, the Company agrees to timely provide (upon request from the Distributor) for the Board’s review: (1) on a quarterly basis, a written report of the amounts expended under this Section 6.2 of the Agreement and the purposes for which such expenditures were made on behalf of each Class; and (2) on an annual basis, such additional information pertaining to the services provided under Section 6.2 as may be reasonably necessary for the Board to make an informed determination as to whether to approve continuance of the provisions of Section 6.2 and the applicable Fund’s Distribution Agreement and 12b-1 Plan.

(c)	The provisions of this Section 6.2 shall continue in full force and effect: (1) from year to year only so long as such continuance is specifically approved at least annually by vote of the Designated Fund’s Board of Directors or Trustees, and of the Directors or Trustees who are not “interested persons” of the Fund as defined in the 1940 Act and have no direct or indirect financial interest in the 12b-1 Plan or in any agreements related to the 12b-1 Plan, cast in person at a meeting called for the purpose of voting on the 12b-1 Plan or this Section 6.2; and (2) only so long as the Fund’s Distribution Agreement with the Distributor and this Agreement remains in effect. Notwithstanding any provision in this Agreement to the contrary, this Section 6.2 of the Agreement may be terminated at any time, without the payment of any penalty, by vote of the Fund’s Directors or Trustees, or by vote of a majority of the Fund’s outstanding shares of the applicable class, and shall be terminated immediately in the event of assignment as that term is defined in the 1940 Act. The provisions of the 12b-1 Plan and the Distribution Agreement between the Designated Fund and the Distributor, insofar as they relate to this Section 6.2, are incorporated herein by reference. The Company’s acceptance of Rule 12b-1 Fees hereunder shall constitute its representation (which shall survive any payment of such fees and any termination of this Agreement and shall be reaffirmed each time Company accepts a fee hereunder) that it is authorized to receive 12b-1 Fees for the distribution services it provides under this Agreement.

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6.3	All expenses incident to performance by the Fund of this Agreement will be paid by the Fund or the Distributor to the extent permitted by law. All shares of the Designated Funds will be duly authorized for issuance and registered in accordance with applicable federal law and, to the extent deemed advisable by the Fund, in accordance with applicable state law, prior to sale. The Fund will bear the expenses for the cost of registration and qualification of the Fund’s shares, including without limitation, the preparation of and filing with the SEC of Forms N-1A and Rule 24f-2 Notices on behalf of the Fund and payment of all applicable registration or filing fees (if applicable) with respect to shares of the Fund; preparation and filing of the Fund’s prospectus, SAI and registration statement, proxy materials and reports; typesetting the Fund’s prospectus; and reports to Contract owners; typesetting and printing proxy materials; the preparation of all statements and notices required by any federal or state law; all taxes on the issuance or transfer of shares of the Designated Funds; any expenses permitted to be paid or assumed by the Fund with respect to the Designated Funds pursuant to a plan, if any, under Rule 12b-1 under the 1940 Act; and other costs associated with preparation of prospectuses and SAIs regarding the Designated Funds in electronic or typeset format for distribution to existing Contract owners.

6.4	The Company shall bear all expenses associated with any required registration, qualification, and filing of the Contracts under applicable federal securities and state insurance laws, and the following costs, if required under applicable law: the cost of preparing, printing, and distributing the Contracts’ prospectus and SAI; the cost of printing the Fund’s prospectus and reports for use in connection with offering the Contracts; the costs of printing and distributing to Contract owners the Fund’s prospectus and reports; the costs of distributing the Fund’s proxy materials to contract owners; and the cost of printing and distributing such annual individual account statements for Contract owners as are required by state laws.

ARTICLE VII.—MIXED AND SHARED FUNDING RELIEF

7.1	The Fund acknowledges that it has received a “Mixed and Shared Funding Order”. The parties to this Agreement agree that the conditions or undertakings required by the Mixed and Shared Funding Order that may be imposed on the Company, the Fund and/or the Adviser: (i) are not incorporated herein by reference; and (ii) as consistent with the SEC Division of Investment Management Guidance Update No. 2014-10, need not be complied with, notwithstanding any provision of the Agreement to the contrary.

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7.2	The Fund represents and warrants that the Board will monitor the Fund for the existence of any material irreconcilable conflict among the interests of the Contract owners of all Separate Accounts investing in the Designated Funds. A material irreconcilable conflict may arise for a variety of reasons, including, but not limited to: (a) an action by any state insurance regulatory authority (b) a change in applicable federal or state insurance, tax, or securities laws or regulations, or a public ruling, private letter ruling, no-action or interpretative letter, or any similar action by insurance, tax or securities regulatory authorities; (c) an administrative or judicial decision in any relevant proceeding; (d) the manner in which the investments of any Designated Fund are being managed; (e) a difference in voting instructions given by Participating Insurance Companies or by variable annuity and variable life insurance Contract owners; or (f) a decision by an insurer to disregard the voting instructions of Contract owners. The Board will promptly inform the Company if it determines that a material irreconcilable conflict exists and explain the implications thereof.

7.3	The Company will promptly report any potential or existing conflicts of which it has knowledge to the Board. The Company agrees, if applicable, to assist the Board in carrying out their responsibilities under the Mixed and Shared Funding Order by promptly providing the Board with all information reasonably necessary for the Board to consider any issues raised. This includes, but is not limited to, an obligation by the Company to promptly inform the Board whenever any required Contract owner voting instructions are to be disregarded. Such responsibilities will be carried out by the Company with a view only to the interests of its Contract owners.

7.4	If it is determined by a majority of the Board, or a majority of the disinterested directors of the Board, that a material irreconcilable conflict exists, the Company and other Participating Insurance Companies will, at their expense and to the extent reasonably practicable (as determined by a majority of the disinterested directors), take whatever steps are necessary to remedy or eliminate the material irreconcilable conflict, up to and including: (a) withdrawing the assets allocable to some or all of the Separate Accounts from the Fund or any Designated Fund and reinvesting such assets in a different investment medium, including (but not limited to) another Designated Fund, or submitting the question whether such segregation should be implemented to a vote of all affected Contract owners and, as appropriate, segregating the assets of any appropriate group (i.e., variable annuity Contract owners or variable life insurance Contract owners of one or more Participating Insurance Companies) that votes in favor of such segregation, or offering to the affected Contract owners the option of making such a change; and (b) establishing a new registered management investment company or managed separate account.

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7.5	If a material irreconcilable conflict arises because of a decision by the Company to disregard Contract owner voting instructions, and such disregard of voting instructions could conflict with the majority of Contract owner voting instructions, and the Company’s judgment represents a minority position or would preclude a majority vote, the Company may be required, at the Fund’s election, to withdraw the investment of the affected sub-account of the Separate Account in the Designated Fund and terminate this Agreement with respect to such sub-account; provided, however, that such withdrawal and termination will be limited to the extent required by the foregoing material irreconcilable conflict as determined by a majority of the disinterested directors of the Fund. No charge or penalty will be imposed as a result of such withdrawal. Any such withdrawal and termination must take place within six (6) months after the Fund gives written notice to the Company that this provision is being implemented. Until the end of such six-month period, the Distributor and the Adviser will, to the extent permitted by law and the Mixed and Shared Funding Order, continue to accept and implement orders by the Company for the purchase (and redemption) of shares of the Fund.

7.6	If a material irreconcilable conflict arises because a particular state insurance regulator’s decision applicable to the Company conflicts with the decisions of the majority of other state insurance regulators, then the Company will withdraw the investment of the affected sub-account of the Separate Account in the Designated Fund and terminate this Agreement with respect to such sub-account; provided, however, that such withdrawal and termination will be limited to the extent required by the foregoing material irreconcilable conflict as determined by a majority of the disinterested directors. No charge or penalty will be imposed as a result of such withdrawal. Any such withdrawal and termination must take place within six (6) months after the Fund gives written notice to the Company that this provision is being implemented. Until the end of such six-month period the Fund will, to the extent permitted by law and the Mixed and Shared Funding Order, continue to accept and implement orders by the Company for the purchase (and redemption) of shares of the Designated Funds.

7.7	For purposes of Section 7.4 through 7.7 of this Agreement, a majority of the disinterested directors of the Fund will determine whether any proposed action adequately remedies any material irreconcilable conflict, but in no event will the Fund be required to establish a new funding medium for the Contracts. The Company will not be required by Section 7.4 to establish a new funding medium for its Contracts if an offer to do so has been declined by vote of a majority of Contract owners affected by the material irreconcilable conflict. In the event that the Board determines that any proposed action does not adversely remedy any material irreconcilable conflict, then the Company will withdraw the investment of the affected sub-account of the Separate Account in the Designated Fund and terminate this Agreement within six (6) months after the Board informs the Company in writing of the foregoing determination; provided, however, that such withdrawal and termination will be limited to the extent required by any such material irreconcilable conflict as determined by a majority of the disinterested directors of the Fund.

7.8	The Company will at least annually submit to the Board such reports, materials or data as the Board may reasonably request so that the Board may fully carry out the duties imposed upon it as delineated in the Mixed and Shared Funding Order, and said reports, materials and data will be submitted more frequently if deemed appropriate by the Board.

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7.9	If and to the extent that Rule 6e-2 and Rule 6e-3(T) are amended, or Rule 6e-3 is adopted, to provide relief from any provision of the 1940 Act or the rules promulgated thereunder with respect to mixed or shared funding (as defined in the Mixed and Shared Funding Order) on terms and conditions materially different from those contained in the Mixed and Shared Funding Order, then: (a) the Fund and/or the Participating Insurance Companies, as appropriate, will take such steps as may be necessary to comply with Rules 6e-2 and 6e-3(T), as amended, and Rule 6e-3, as adopted, to the extent such rules are applicable; and (b) Sections 4.3, 4.4, 4.5, 7.1, 7.2, 7.3, 7.4, 7.5 and 7.6 of this Agreement will continue in effect only to the extent that terms and conditions substantially identical to such Sections are contained in such Rule(s) as so amended or adopted.

ARTICLE VIII.—INDEMNIFICATION

8.1	Indemnification by the Company

(a)	The Company agrees to indemnify and hold harmless the Fund, the Adviser, the Distributor, and each of the Fund’s or the Adviser’s or the Distributor’s directors, officers, employees or agents and each person, if any, who controls or is associated with the Fund, the Adviser or the Distributor within the meaning of such terms under the federal securities laws (collectively, the “Indemnified Parties” for purposes of this Section 8.1) against any and all losses, claims, damages, liabilities (including amounts paid in settlement with the written consent of the Company) or actions in respect thereof (including reasonable legal and other expenses), to which the Indemnified Parties may become subject under any statute, regulation, at common law or otherwise, insofar as such losses, claims, damages, liabilities or expenses (or litigation in respect thereof) or settlements:

(i)	arise out of or are based upon any untrue statements of any material fact contained in the registration statement, prospectus or SAI for the Contracts or contained in the Contracts or sales literature or other promotional material for the Contracts (or any amendment or supplement to any of the foregoing), or arise out of or are based upon the omission to state therein a material fact required to be stated or necessary to make such statements not misleading in light of the circumstances in which they were made; provided, that this agreement to indemnify will not apply as to any Indemnified Party if such statement or omission was made in reliance upon and in conformity with information furnished to the Company by or on behalf of the Fund, the Adviser, or the Distributor for use in the registration statement, prospectus or SAI for the Contracts or in the Contracts or sales literature (or any amendment or supplement) or otherwise for use in connection with the sale of the Contracts or shares of the Designated Funds; or

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(ii)	arise out of or as a result of statements or representations by or on behalf of the Company (other than statements or representations contained in the Fund registration statement, prospectus, SAI or sales literature or other promotional material of the Fund, or any amendment or supplement to the foregoing, not supplied by the Company or persons under its control) or wrongful conduct of the Company or persons under its control, with respect to the sale or distribution of the Contracts or shares of the Designated Funds; or

(iii)	arise as a result of the Company transmitting orders to the Fund for a given Business Day that were received by the Company after the time the Designated Fund calculates its net asset value or as a result of the Company’s failure to maintain, monitor, or enforce policies and procedures reasonably designed to prevent market timing or late trading in the Designated Fund’s shares; or

(iv)	arise out of untrue statement of a material fact contained in the Fund registration statement, prospectus, SAI or sales literature or other promotional material of the Fund (or any amendment or supplement thereto) or the omission to state therein a material fact required to be stated therein or necessary to make such statements not misleading in light of the circumstances in which they were made, if such statement or omission was made in reliance upon and in conformity with information furnished to the Fund by or on behalf of the Company or persons under its control; or

(v)	arise as a result of any material failure by the Company to provide the services and furnish the materials under the terms of this Agreement; or

(vi)	arise out of any material breach of any representation and/or warranty made by the Company in this Agreement or arise out of or result from any other material breach by the Company of this Agreement;

except to the extent provided in Sections 8.1(b) and 8.4 hereof. This indemnification will be in addition to any liability that the Company otherwise may have.

(b)	No party will be entitled to indemnification under Section 8.1(a) if such loss, claim, damage, liability or litigation is due to the willful misfeasance, bad faith, gross negligence, or reckless disregard in the performance of such party’s duties and obligations under this Agreement.

(c)	The Indemnified Parties promptly will notify in writing the Company of the commencement of any litigation, proceedings, complaints or litigation by regulatory authorities against them in connection with the issuance or sale of the shares of the Designated Funds or the Contracts or the operation of the Fund.

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8.2	Indemnification by the Adviser and Distributor

(a)	The Adviser and Distributor each agrees to indemnify and hold harmless the Company and each of its directors, officers, employees or agents and each person, if any, who controls or is associated with the Company within the meaning of such terms under the federal securities laws (collectively, the “Indemnified Parties” for purposes of this Section 8.2) against any and all losses, claims, damages, liabilities (including amounts paid in settlement with the written consent of the Adviser and Distributor) or litigation in respect thereof (including reasonable legal and other expenses) to which the Indemnified Parties may become subject under any statute, regulation, at common law or otherwise, insofar as such losses, claims, damages, liabilities or expenses (or litigation in respect thereof) or settlements:

(i)	arise out of or are based upon any untrue statement of any material fact contained in the registration statement, prospectus or SAI for the Fund or sales literature or other promotional material generated or approved by the Adviser or the Distributor on behalf of the Fund (or any amendment or supplement to any of the foregoing), or arise out of or are based upon the omission to state therein a material fact required to be stated or necessary to make such statements not misleading in light of the circumstances in which they were made; provided that this agreement to indemnify will not apply as to any Indemnified Party if such statement or omission was made in reliance upon and in conformity with information furnished to the Adviser, the Distributor or the Fund by or on behalf of the Company for use in the registration statement, prospectus or SAI for the Fund or in sales literature generated or approved by the Adviser or the Distributor on behalf of the Fund (or any amendment or supplement thereto) or otherwise for use in connection with the sale of the Contracts or shares of the Designated Funds; or

(ii)	arise out of or as a result of statements or representations (other than statements or representations contained in the Contracts or in the Contract or Fund registration statements, prospectuses or statements of additional information or sales literature or other promotional material for the Contracts or of the Fund, or any amendment or supplement to the foregoing, not supplied by the Adviser or the Distributor or persons under the control of the Adviser or the Distributor) or wrongful conduct of the Adviser or the Distributor or persons under the control of the Adviser or the Distributor, with respect to the sale or distribution of the Contracts or shares of the Designated Funds; or

(iii)	arise out of any untrue statement of a material fact contained in a registration statement, prospectus, SAI or sales literature or other promotional material covering the Contracts (or any amendment or supplement thereto), or the omission to state therein a material fact required to be stated or necessary to make such statement or statements not misleading in light of the circumstances in which they were made, if such statement or omission was made in reliance upon and in conformity with information furnished to the Company by or on behalf of the Adviser or the Distributor or persons under the control of the Adviser or the Distributor; or

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(iv)	arise as a result of any material failure by the Adviser or the Distributor to provide the services and furnish the materials under the terms of this Agreement; or

(v)	arise out of or result from any material breach of any representation and/or warranty made by the Adviser or the Distributor in this Agreement, or arise out of or result from any other material breach of this Agreement by the Adviser or the Distributor (including a failure, whether intentional or in good faith or otherwise, to comply with the requirements of Subchapter M of the Code specified in Article III, Section 3.3 of this Agreement, as described more fully in Section 8.5 below);

except to the extent provided in Sections 8.2(b) and 8.4 hereof. This indemnification will be in addition to any liability that the Adviser or Distributor otherwise may have.

(b)	No party will be entitled to indemnification under Section 8.2(a) if such loss, claim, damage, liability or litigation is due to the willful misfeasance, bad faith, gross negligence, or reckless disregard in the performance of such party’s duties and obligations under this Agreement.

(c)	In no event shall the Adviser or the Distributor be liable under the indemnification provisions contained in this Agreement to any individual or entity, including without limitation, the Company, or any Contract owner, with respect to any losses, claims, damages, liabilities or expenses that arise out of or result from the failure by the Company to maintain its segregated asset account(s) under applicable state law and as a duly registered unit investment trust under the provisions of the 1940 Act (unless exempt therefrom) or, subject to compliance by the Designated Funds with the diversification requirements specified in Article III, the failure by the Company to maintain its Contracts (with respect to which any Designated Fund serves as an underlying funding vehicle) as life insurance, endowment or annuity contracts under applicable provisions of the Code.

(d)	The Indemnified Parties promptly will notify in writing the Adviser and the Distributor of the commencement of any litigation, proceedings, complaints or litigation by regulatory authorities against them in connection with the issuance or sale of the shares of the Designated Funds or the Contracts or the operation of the Separate Account.

8.3	Indemnification by the Fund

(a)	The Fund agrees to indemnify and hold harmless the Company and each of its directors, officers, employees or agents and each person, if any, who controls or is associated with the Company within the meaning of such terms under the federal securities laws (collectively, the “Indemnified Parties” for purposes of this Section 8.3) against any and all losses, claims, damages, liabilities (including amounts paid in settlement with the written consent of the Fund) or litigation in respect thereof (including reasonable legal and other expenses) to which the Indemnified Parties may become subject under any statute, regulation, at common law or otherwise, insofar as such losses, claims, damages, liabilities or expenses (or litigation in respect thereof) or settlements, are related to the operations of the Fund and:

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(i)	arise as a result of any material failure by the Fund to provide the services and furnish the materials under the terms of this Agreement; or

(ii)	arise out of or result from any material breach of any representation and/or warranty made by the Fund in this Agreement or arise out of or result from any other material breach of this Agreement by the Fund (including a failure, whether intentional or in good faith or otherwise, to comply with the requirements of Subchapter M of the Code specified in Article III, Section 3.3 of this Agreement as described more fully in Section 8.5 below); or

(iii)	arise out of or result from the materially incorrect calculation of daily net asset value per share of a Designated Fund or dividend or capital gain distribution on shares of a Designated Fund;

except to the extent provided in Sections 8.3(b) and 8.4 hereof. This indemnification will be in addition to any liability that the Fund otherwise may have.

(b)	No party will be entitled to indemnification under Section 8.3(a) if such loss, claim, damage, liability or litigation is due to the willful misfeasance, bad faith, gross negligence, or reckless disregard in the performance of such party’s duties and obligations under this Agreement.

(c)	In no event shall the Fund be liable under the indemnification provisions contained in this Agreement to any individual or entity, including without limitation, the Company, or any Contract owner, with respect to any losses, claims, damages, liabilities or expenses that arise out of or result from the failure by the Company to maintain its segregated asset account(s) under applicable state law and as duly registered unit investment trust(s) under the provisions of the 1940 Act (unless exempt therefrom) or, subject to compliance by the Designated Funds with the diversification requirements specified in Article III, the failure by the Company to maintain its Contracts (with respect to which any Designated Fund serves as an underlying funding vehicle) as life insurance, endowment or annuity contracts under applicable provisions of the Code.

(d)	The Indemnified Parties each agree to promptly notify in writing the Fund of the commencement of any litigation, proceedings, complaints or actions by regulatory authorities against itself or any of its respective officers or directors in connection with the Agreement, the issuance or sale of the Contracts, the operation of the Separate Account(s), or the sale or acquisition of shares of the Fund.

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8.4	Indemnification Procedure

Any person obligated to provide indemnification under this Article VIII (“Indemnifying Party” for the purpose of this Section 8.4) will not be liable under the indemnification provisions of this Article VIII with respect to any claim made against a party entitled to indemnification under this Article VIII (“Indemnified Party” for the purpose of this Section 8.4) if such Indemnified Party has failed to notify in writing the Indemnifying Party in accordance with its obligations under Sections 8.1(c), 8.2(d) or 8.3(d), as applicable, but failure to notify the Indemnifying Party of any such claim will not relieve the Indemnifying Party from any liability which it may have to the Indemnified Party against whom such action is brought otherwise than on account of the indemnification provision of this Article VIII, except to the extent that the failure to notify results in the failure of actual notice to the Indemnifying Party and such Indemnifying Party is damaged solely as a result of failure to give such notice. In case any such action is brought against the Indemnified Party, the Indemnifying Party will be entitled to participate, at its own expense, in the defense thereof. The Indemnifying Party also will be entitled to assume the defense thereof, with counsel satisfactory to the party named in the action. After notice from the Indemnifying Party to the Indemnified Party of the Indemnifying Party’s election to assume the defense thereof, the Indemnified Party will not be liable to such party under this Agreement for any legal or other expenses subsequently incurred by such party independently in connection with the defense thereof other than reasonable costs of investigation, unless: (a) the Indemnifying Party and the Indemnified Party will have mutually agreed to the retention of such counsel; or (b) the named parties to any such proceeding (including any impleaded parties) include both the Indemnifying Party and the Indemnified Party and representation of both parties by the same counsel would be inappropriate due to actual or potential differing interests between them. The Indemnifying Party will not be liable for any settlement of any proceeding effected without its written consent but if settled with such consent or if there is a final judgment for the plaintiff, the Indemnifying Party agrees to indemnify the Indemnified Party from and against any loss or liability by reason of such settlement or judgment. A successor by law of the parties to this Agreement will be entitled to the benefits of the indemnification contained in this Article VIII. The indemnification provisions contained in this Article VIII will survive any termination of this Agreement.

8.5	Indemnification for Failure to Comply with Diversification Requirements

The Fund and the Adviser acknowledge that if a Designated Fund fails (whether intentionally or in good faith or otherwise) to comply with the diversification requirements specified in Article III, Section 3.1 of this Agreement, the Contracts consequently may not be treated as variable contracts for federal income tax purposes, which would have adverse tax consequences for Contract owners and could also adversely affect the Company’s corporate tax liability. Accordingly, without in any way limiting the effects of Sections 8.2(a) and 8.3(a) hereof and without in any way limiting or restricting any other remedies available to the Company, the Fund, the Adviser and the Distributor will pay on a joint and several basis all costs associated with or arising out of any failure, or any anticipated or reasonably foreseeable failure, of any Designated Fund to comply with Section 3.1 of this Agreement, including all costs associated with correcting or responding to any such failure; such costs may include, but are not limited to, the costs involved in creating, organizing, and registering a new investment company as a funding medium for the Contracts and/or the costs of obtaining whatever regulatory authorizations are required to substitute shares of another investment company for those of the failed Designated Fund (including but not limited to an order pursuant to Section 26(b) of the 1940 Act); reasonable fees and expenses of legal counsel and other advisers of the Company and any federal income taxes or tax penalties (or “toll charges” or exactments or amounts paid in settlement) reasonably incurred by the Company in connection with any such failure or anticipated or reasonably foreseeable failure. Such indemnification and reimbursement obligation shall be in addition to any other indemnification and reimbursement obligations of the Fund, the Adviser, and/or the Distributor under this Agreement.

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8.6	Indemnification for Failure to Comply with Code Provisions

The Company acknowledges that if a Separate Account fails (whether intentionally or in good faith or otherwise) to comply with the Code provisions specified in Article II, Section 2.2 of this Agreement or other Code provisions related to the maintenance of the contracts as variable contracts for federal income tax purposes the failure of the contracts to be treated as variable contracts for federal income tax purposes would have adverse consequences for the Designated Funds serving as funding vehicles for Participating Insurance Companies. Accordingly, without in any way limiting the effects of Sections 8.1(a) hereof and without in any way limiting or restricting any other remedies available to the Fund, the Adviser and the Distributor, the Company will pay all costs associated with or arising out of any failure, or any anticipated or reasonably foreseeable failure, of any Separate Account to comply with Section 2.2 of this Agreement or Code provisions related to the maintenance of the contracts as variable contracts for federal income tax purposes, including all costs associated with correcting or responding to any such failure; such costs may include, but are not limited to, reasonable fees and expenses of legal counsel and other advisers of the Fund, the Adviser and the Distributor in connection with any such failure or anticipated or reasonably foreseeable failure, or damages payable by the Fund to other Participating Insurance Companies. Such indemnification and reimbursement obligation shall be in addition to any other indemnification and reimbursement obligations of the Company under this Agreement.

ARTICLE IX.—APPLICABLE LAW

9.1	This Agreement will be construed and the provisions hereof interpreted under and in accordance with the laws of the State of New York.

9.2	This Agreement will be subject to the provisions of the 1933 Act, the 1934 Act and the 1940 Act, and the rules and regulations and ruling thereunder, including such exemptions from those statutes, rules and regulations as the SEC may grant (including, but not limited to, the Mixed and Shared Funding Order) and the terms hereof will be interpreted and construed in accordance therewith. If in the future, the Mixed and Shared Funding Order should no longer be necessary under applicable laws, then Article VII shall no longer apply.

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ARTICLE X.—TERMINATION

10.1	This Agreement will terminate automatically in the event of its assignment, unless made with the prior written consent of each party, or:

(a)	at the option of any party, with or without cause, with respect to one, some or all of the Designated Funds, upon sixty (60) days’ advance written notice to the other parties or, if later, upon receipt of any required exemptive relief or orders from the SEC, unless otherwise agreed in a separate written agreement among the parties; or

(b)	at the option of the Company, upon written notice to the other parties, with respect to any Designated Fund if shares of the Designated Fund are not reasonably available to meet the requirements of the Contracts as determined in good faith by the Company; or

(c)	at the option of the Company, upon written notice to the other parties, with respect to any Designated Fund in the event any of the Designated Fund’s shares are not registered, issued or sold in accordance with applicable state and/or federal law or such law precludes the use of such shares as the underlying investment media of the Contracts issued or to be issued by the Company; or

(d)	at the option of the Fund upon institution of formal proceedings against the Company by the FINRA, the SEC, the insurance commission of any state or any other regulatory body regarding the Company’s duties under this Agreement or related to the sale of the Contracts, the administration of the Contracts, the operation of any Separate Account, or the purchase of the Fund shares, provided that the Fund determines in its reasonable judgment that any such proceeding would have a material adverse effect on the Company’s ability to perform its obligations under this Agreement; or

(e)	at the option of the Company upon institution of formal proceedings against the Fund, the Adviser or the Distributor by the FINRA, the SEC or any state securities or insurance commission or any other regulatory body, provided that the Company determines in its reasonable judgment that any such proceeding would have a material adverse effect on the Fund’s, the Adviser’s or the Distributor’s ability to perform its obligations under this Agreement; or

(f)	at the option of the Company, if the Fund or any Designated Fund ceases to qualify as a Regulated Investment Company under Subchapter M of the Code, or under any successor or similar provision, or if the Company reasonably believes that any Designated Fund may fail to so qualify; or

25

(g)	subject to the Company’s compliance with Article II, at the option of the Company, with respect to any Designated Fund, if any Designated Fund fails to meet the diversification requirements specified in Section 3.1 hereof or if the Company reasonably believes any Designated Fund may fail to meet such requirements; or

(h)	at the option of any party to this Agreement, upon another party’s material breach of any provision of this Agreement; or

(i)	at the option of the Company, if the Company determines in its sole judgment exercised in good faith that either the Fund, the Adviser or the Distributor has suffered a material adverse change in its business, operations or financial condition since the date of this Agreement or is the subject of material adverse publicity which is likely to have a material adverse impact upon the business and operations of the Company or the Contracts (including the sale thereof); or

(j)	at the option of the Fund, the Adviser or the Distributor, if the Fund, the Adviser or the Distributor respectively, determines in its sole judgment exercised in good faith that the Company has suffered a material adverse change in its business, operations or financial condition since the date of this Agreement or is the subject of material adverse publicity which is likely to have a material adverse impact upon the business and operations of the Fund, the Adviser or the Distributor; or

(k)	at the option of the Company or the Fund upon receipt of any necessary regulatory approvals and/or the vote of the Contract owners having an interest in a Separate Account (or any sub-account) to substitute the shares of another investment company for the corresponding Designated Fund’s shares in accordance with the terms of the Contracts for which those Designated Fund shares had been selected to serve as the underlying portfolio. The Company will give sixty (60) days’ prior written notice to the Fund of the date of any proposed vote or other action taken to replace the shares of a Designated Fund or of the filing of any required regulatory approval(s); or

(l)	at the option of the Company or the Fund upon a determination by a majority of the Fund Board, or a majority of the Fund’s disinterested directors, that a material irreconcilable conflict exists among the interests of: (1) all Contract owners of variable insurance products of all separate accounts; or (2) the interests of the Participating Insurance Companies investing in the Fund as set forth in Article VII of this Agreement; or

(m)	subject to the Fund’s compliance with Article III, at the option of the Fund in the event any of the Contracts are not issued or sold in accordance with applicable federal and/or state law, or will not be treated as annuity contracts, life insurance policies and/or variable contracts (as applicable) under applicable provisions of the Code, or in the event any representation or warranty of the Company in Section 2.1 is no longer true. Termination will be effective immediately upon such occurrence without notice.

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10.2	Notice Requirement

(a)	In the event that any termination of this Agreement is based upon the provisions of Article VII, such prior written notice will be given in advance of the effective date of termination as required by such provisions.

(b)	In the event that a party to this Agreement terminates the Agreement based upon the provisions of Sections 10.1(b)-(h), prompt written notice of the election to terminate this Agreement for cause shall be furnished by the party terminating the Agreement to the non-terminating party(ies). The Agreement shall be terminated effective upon receipt of such notice by the non-terminating party(ies).

(c)	In the event that a party to this Agreement terminates the Agreement based upon the provisions of Sections 10.1(i) or (j), prior written notice of the election to terminate this Agreement for cause shall be furnished by the party terminating the Agreement to the non-terminating party(ies). Such prior written notice shall be given by the party terminating this Agreement to the non-terminating party(ies) at least sixty (60) days before the effective date of termination.

10.3	Effect of Termination

Notwithstanding any termination of this Agreement, the Fund and the Distributor will, at the option of the Company, continue to make available additional shares of the Designated Funds pursuant to the terms and conditions of this Agreement, for all Contracts in effect on the effective date of termination of this Agreement (hereinafter referred to as “Existing Contracts”), unless the Distributor requests that the Company seek any required order pursuant to Section 26(b) of the 1940 Act to permit the substitution of other securities for the shares of the Designated Funds. The Distributor and the Company each will be responsible for one-half of the cost of seeking such order and the Company agrees that it will cooperate with the Distributor and seek such an order upon request, unless such order is not required in order to effect such substitution. Specifically, subject to the terms of this Agreement, the owners of the Existing Contracts will be permitted to reallocate investments in the Designated Funds (as in effect on such date), redeem investments in the Designated Funds, and/or invest in the Designated Funds upon the making of additional purchase payments under the Existing Contracts. The parties agree that this Section 10.3 will not apply to any terminations under Article VII and the effect of such Article VII terminations will be governed by Article VII of this Agreement. The parties further agree that this Section 10.3 will not apply to any termination under 10.1(m) of this Agreement.

10.4	Surviving Provisions

Notwithstanding any termination of this Agreement, each party’s obligations under Article VIII to indemnify other parties will survive and not be affected by any termination of this Agreement. In addition, with respect to Existing Contracts, all provisions of this Agreement also will survive and not be affected by any termination of this Agreement.

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ARTICLE XI.—NOTICES

Any notice will be deemed duly given when sent by certified mail, return receipt requested, or if otherwise specified by this Agreement by facsimile, to the other party at the address or facsimile number of such party set forth below or at such other address or number as such party may from time to time specify in writing to the other parties. All notices sent by certified mail will be deemed given three (3) business days after the date received or rejected by the address, and all notices sent by facsimile will be deemed received on the date sender receives electronic confirmation:

If to the Company:

Ameritas Life Insurance Corp. of New York

5900 O Street

Lincoln, NE 68510

Attn: General Counsel

If to the Fund:

Value Line Funds

7 Times Square 21st Floor

New York, NY 10036

Attn: Mitchell Appel

If to the Adviser:

EULAV Asset Management

7 Times Square 21st Floor

New York, NY 10036

Attn: Shareholder Services

If to the Distributor:

EULAV Securities LLC

7 Times Square 21st Floor

New York, NY 10036

Attn: Shareholder Services

ARTICLE XII.—MISCELLANEOUS

12.1	All persons dealing with the Fund must look solely to the property of the Fund or, in the event of a claim relating to a particular Designated Fund, the relevant Designated Fund for the enforcement of any claims against the Fund or the Designated Fund, as the case may be, as neither the directors, officers, agents or shareholders assume any personal liability for obligations entered into on behalf of the Fund or any Designated Funds.

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12.2	The Fund, the Adviser and the Distributor each acknowledges that the identities of the customers of the Company or any of its affiliates (collectively the “Protected Parties” for purposes of this Section 12.2), information maintained regarding Protected Parties, and all computer programs and procedures developed by the Protected Parties or any of its employees or agents in connection with the Company’s performance of their duties under this Agreement are the valuable property of the Protected Parties. The Fund, the Adviser and the Distributor agree that if they come into possession of any list or compilation of the identities of or other information about the Protected Parties’ customers, or any other property of the Protected Parties, other than such information as may be independently developed or compiled by the Fund, the Adviser or the Distributor from information supplied to them by the Protected Parties’ customers who also maintain accounts directly with the Fund, the Adviser and the Distributor, the Fund, the Adviser and the Distributor will hold such information or property in confidence and refrain from using, disclosing or distributing any of such information or other property except: (a) with the Company’s prior written consent; or (b) as required by law or judicial process. Subject to the requirements of legal process and regulatory authority, each party hereto in particular shall treat as confidential any “non-public personal information” about any “consumer” of any party as such terms are defined in the SEC’s Regulation S-P and shall not disclose or use such information without the express consent of such party. Such consent shall specify the purposes for which information may be disclosed or used, which disclosure or use shall be consistent with Regulation S-P. The Fund and the Adviser each acknowledges that any breach of the agreements in this Section 12.2 would result in immediate and irreparable harm to the Protected Parties for which there would be no adequate remedy at law and agree that in the event of such a breach, the Protected Parties will be entitled to equitable relief by way of temporary and permanent injunctions, as well as such other relief as any court of competent jurisdiction deems appropriate.

12.3	The captions in this Agreement are included for convenience of reference only and in no way define or delineate any of the provisions hereof or otherwise affect their construction or effect.

12.4	This Agreement may be executed simultaneously in two or more counterparts, each of which taken together will constitute one and the same instrument.

12.5	If any provision of this Agreement will be held or made invalid by a court decision, statute, rule or otherwise, the remainder of the Agreement will not be affected thereby.

12.6	This Agreement will not be assigned by any party hereto, without the prior written consent of all of the parties.

12.7	The rights, remedies and obligations contained in this Agreement are cumulative and are in addition to any and all rights, remedies and obligations, at law or in equity, which the parties hereto are entitled to under state and federal law.

12.8	The parties to this Agreement acknowledge and agree that this Agreement shall not be exclusive in any respect.

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12.9	Each party to this Agreement will cooperate with each other party and all appropriate governmental authorities (including without limitation the SEC, the FINRA and state insurance regulators) and will permit each other and such authorities reasonable access to its books and records in connection with any investigation or inquiry relating to this Agreement or the transactions contemplated hereby.

12.10	Each party represents that the execution and delivery of this Agreement and the consummation of the transactions contemplated herein have been duly authorized by all necessary corporate action, as applicable, by such party and when so executed and delivered this Agreement will be the valid and binding obligation of such party enforceable in accordance with its terms.

12.11	This Agreement may be amended by written instrument signed by all parties to the Agreement.

12.12	Any portfolio holdings information of the Designated Funds received by the Company or its affiliates or agents that is not otherwise publicly available shall be held by the Company, its affiliates and agents in the strictest confidence. The Company, its affiliates and agents are prohibited from disclosing or trading on such portfolio holdings information (either in shares of Designated Funds or in shares of such Funds’ portfolio securities). In addition, the Company, its affiliates and agents shall provide to the Fund any research or reports generated using such portfolio holdings information.

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IN WITNESS WHEREOF, each of the parties hereto has caused this Agreement to be executed in its name and behalf by its duly authorized representative and its seal to be hereunder affixed hereto as of the date specified below.

AMERITAS LIFE INSURANCE CORP. OF NEW YORK

By:	/s/ Susan K. Wilkinson
	Name:	Susan K. Wilkinson
	Title:	Executive Vice President,
Chief Financial Officer & Treasurer

Value Line Centurion Fund, Inc.

By:	/s/ Mitchell Appel
	Name:	Mitchell Appel
	Title:	President

Value Line Funds Variable Trust

By:	/s/ Mitchell Appel
	Name:	Mitchell Appel
	Title:	President

EULAV Asset Mgmt.

By:	/s/ Mitchell Appel
	Name:	Mitchell Appel
	Title:	CEO

EULAV Securities LLC

By:	/s/ Mitchell Appel
	Name:	Mitchell Appel
	Title:	CEO

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PARTICIPATION AGREEMENT

SCHEDULE A

The following Separate Accounts and Associated Contracts of Ameritas Life Insurance Corp. of New York is permitted in accordance with the provisions of the Participation Agreement to invest in the Designated Funds shown in Schedule B.

NAME OF SEPARATE ACCOUNT:

Ameritas Life Insurance Corp. of New York Separate Account G

CONTRACT(S):

The Guardian 401(k) Investor GVA 6000 (Allocated)

The Guardian 401(k) Investor GVA 8000 (Unallocated)

Date:

A-1

PARTICIPATION AGREEMENT

SCHEDULE B

In accordance with the provisions of the Participation Agreement, the Separate Account(s) shown on Schedule A may invest in the following Designated Funds:

Value Line Centurion Fund, Inc.

Value Line Strategic Asset Management Trust

Value Line VIP Equity Advantage Fund

Date:

B-1

PARTICIPATION AGREEMENT

SCHEDULE C

Shareholder Information

1.	Agreement to Provide Information. Intermediary agrees to provide the Fund, upon written request, the Taxpayer Identification Number (“TIN”), the Individual Taxpayer Identification Number (“ITIN”), or other government-issued identifier (“GII”), if known, of any or all Shareholder(s) of the account and the amount, date, name or other identifier of any investment professional(s) associated with the Shareholder(s) or account (if known), and transaction type (purchase, redemption, transfer or exchange) of every purchase, redemption, transfer, or exchange of Shares held through an account maintained by the Intermediary during the period covered by the request.

(a)	Information Request. Requests must set forth a specific period, not to exceed ninety (90) days from the date of the request, for which transaction information is sought. The Fund may request transaction information older than ninety (90) days from the date of the request as it deems necessary to investigate compliance with policies established by the Fund for the purpose of eliminating or reducing any dilution of the value of the outstanding shares issued by the Fund.

(b)	Form and Timing of Response. Intermediary agrees to transmit the requested information that is on its books and records to the Fund or its designee promptly, but in any event not later than 5 business days, after receipt of a request. If requested by the Fund or its designee, Intermediary agrees to use best efforts to determine promptly, but in any event not later than five (5) business days after receipt of a specific request, whether any specified person about whom it has received the identification and transaction information specified in Paragraph 1 above is itself a financial intermediary (“indirect intermediary”) and, upon further request of the Fund or its designee, promptly, but in any event not later than five (5) business days after such request, either (i) obtain and transmit (or arrange to have transmitted) the requested information specified in Paragraph 1 above for those shareholders who hold an account with an indirect intermediary or (ii) restrict or prohibit the indirect intermediary from purchasing, in nominee name on behalf of other persons, securities issued by the Fund. In such instance, Intermediary agrees to inform the Fund whether it plans to perform (i) or (ii).

Responses required by this paragraph must be communicated in writing and in a format mutually agreed upon by the parties.

To the extent practicable, the format for any transaction information provided to the Fund should be consistent with the NSCC Standardized Data Reporting Format.

(c)	Limitations on Use of Information. The Fund agrees not to use the information received for marketing or any other similar purpose without the prior written consent of the Intermediary. The Fund may, however, use the information received to ensure compliance with the Fund’s compliance policies and procedures.

Date:

C-1

2.	Agreement to Restrict Trading. Intermediary agrees to execute written instructions from the Fund to restrict or prohibit further purchases or exchanges of Shares by a Shareholder that has been identified by the Fund as having engaged in transactions of the Fund’s Shares (directly or indirectly through the Intermediary’s account) that violate policies established by the Fund for the purpose of eliminating or reducing any dilution of the value of the outstanding Shares issued by the Fund.

(a)	Form of Instructions. Instructions must include the TIN, ITIN, or GII, if known, and the specific restriction(s) to be executed. If the TIN, ITIN, or GII is not known, the instructions must include an equivalent identifying number of the Shareholder(s) or account(s) or other agreed upon information to which the instruction relates.

(b)	Timing of Response. Intermediary agrees to execute instructions to restrict or prohibit trading as soon as reasonably practicable, but in any event not later than five (5) business days after receipt of the instructions by the Intermediary.

(c)	Confirmation by Intermediary. Intermediary must provide written confirmation to the Fund that instructions have been executed. Intermediary agrees to provide confirmation as soon as reasonably practicable, but not later than ten (10) business days after the instructions have been executed.

3.	Definitions. For purposes of this Agreement:

(a)	The term “Fund” includes the fund’s principal underwriter and transfer agent. The term not does include any “excepted funds” as defined in SEC Rule 22c-2(b) under the 1940 Act.

(b)	The term “Shares” means the interests of Shareholders corresponding to the redeemable securities of record issued by the Fund under the 1940 Act that are held by the Intermediary.

(c)	The term “Shareholder” means the holder of interests in a variable annuity or variable life insurance contract issued by the Intermediary.

(d)	The term “Intermediary” shall mean a “financial intermediary” as defined in SEC Rule 22c-2.

(e)	The term “purchase” does not include the automatic reinvestment of dividends.

(f)	The term “written” includes electronic writings and facsimile transmissions.

C-2